Exhibit 99.1

THIRTEENTH ADDENDUM TO APPENDIX A OF
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Thirteenth Addendum to Appendix A of that certain Fourth Amended and Restated Service Agreement (the "Addendum") is entered into as of this 31st day of August, 2023, by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, Delaware 19803 and Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, Ohio 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fourth Amended and Restated Service Agreement as of June 1, 2022, (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended, added or deleted as set forth in further detail in Exhibit A hereto.

2. Effective Date: The amendments and additions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3. Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Thirteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Chief Credit Risk and Operations Officer
Thirteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A
SECTION I: SERVICES AND PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY BANK PRODUCTS

1.    Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Accounting, Settlement & Other Services
•    All services and support deemed reasonable as compared to similar financial services provided by an internal accounting department, including but not limited to daily posting of transactions, daily general ledger production, timely account reconciliation within an acceptable materiality factor as determined by Bank, and timely preparation of monthly financial reports. Any regulatory or financial reporting as appropriate.
•    All client settlement and related services, as well as budgeting, general ledger support and other accounting assistance. Any financial reporting and analysis as appropriate.
	Report the P&L Forecast within 30 days of Quarter End unless a new Forecast is not required by the Bank.	Q	Amended Performance Standard and Measuring Period
Thirteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

Service	Performance Standard	Measuring Period	Amended/ Added
Information Technology Services/Outsourcing
Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:
•    Timely Incident Restoration
•    Unix/Linux Server Availability
•    Windows Server Availability
•    Mainframe Availability
•    Critical Application Availability
•    Data/Voice Connectivity Availability
•    Implementation of Critical Security Updates/Patches
•    Completion of Critical Batches
•    Authorizations
•    Other IT services as needed

Provide IT Quality services as listed below:
•    Provide management of production defects
•    Maintain tracking of Critical and High defects
•    Maintain listing of critical applications supporting the Bank(s)
•    Maintain oversight of critical application performance
•    Provide monitoring of IT fixes implemented
•    Other IT Quality Services, as requested
	97% of Priority 2 Incidents Restored within Defined time.	M	Amended
	96% of Priority 3 Incidents Restored within Defined time.	M	Amended
	95% of Priority 4 Incidents Restored within Defined time.	M	Amended
Quality Management
•    Design and/or execute testing of business processes, using a risk based approach.
•    Utilize a framework to drive visibility and accountability of business owners to drive improvement in quality controls including resolving issues and/or gaps.
	Servicer's quality review for Tier 3 complaints will maintain an accuracy rate of 90% or higher. Quality management audits should consist of 96 customer complaint interactions each month. These reviews can consist of call listening or full process reviews. Complaints must be logged with the proper primary and secondary reason utilizing targeted attributes for logging the complaint.	M	Added

Thirteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

SECTION I: SERVICES AND PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY BANK PRODUCTS

2.    Deletions. Set forth below is a Performance Standard which shall be deleted from Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Deleted
Complaints Management
•    Complaints Management Governance and Oversight: Provide services and support in establishing procedures, definitions and standards for handling complaints received through all intake channels, and oversee and govern the handling, resolution, monitoring, analysis and reporting of all complaints.
•    Complaints Handling: Identify, capture, investigate, respond to and document complaints and related risks in system of record in accordance with definitions and requirements of the Bank policies and procedures and regulatory requirements.
•    Complaint Reporting: Prepare Complaints Management
reporting on all Tiers of complaint data. Complete qualitative review of complaints through data mining to determine root causes driving complaints and assist in solutioning for reduction in complaints.
•    Other complaint management services, as requested.
	Servicer's quality review for Tier 3 complaints will maintain an accuracy rate of 90% or higher. Quality management audits should consist of a minimum average of 5 customer complaint interactions per associate each month. These reviews can consist of call listening or full process reviews. Complaints must be logged with the proper primary and secondary reason utilizing targeted attributes for logging the complaint.	M	Deleted

Thirteenth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank